UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2022

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

263 Great Valley Parkway

Malvern, Pennsylvania 19355

(484) 328-4701

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Ocugen, Inc. (the “Company”), is party to a Co-Development, Supply and Commercialization Agreement, as amended (the “Agreement”) with Bharat Biotech International Limited (“Bharat”), pursuant to which the Company obtained an exclusive right and license under certain of Bharat’s intellectual property rights, with the right to grant sublicenses, to develop, manufacture and commercialize COVAXIN™, an advanced-stage whole-virion inactivated vaccine candidate/product for the prevention of COVID-19 in the United States of America and Canada (the “Ocugen Territory”).

On April 15, 2022, the Company and Bharat entered into that certain Second Amendment to the Co-Development, Supply and Commercialization Agreement (the “Amendment”), pursuant to which the parties agreed to expand the Ocugen Territory to include Mexico (the “Amended Ocugen Territory”). Under the terms of the Agreement, as amended by the Amendment, the parties will share any profits generated from the commercialization of COVAXIN™ in the Amended Ocugen Territory, with the Company retaining 45% of such profits and Bharat receiving the balance of such profits.

The foregoing summary of the material terms of the Amendment is qualified in its entirety by the terms of the Amendment, a copy which will be filed as an exhibit in a subsequent periodic report to be filed under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2022

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman